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                                                                     EXHIBIT 4.5

               Koppers Industries, Inc. Authorizing Resolutions

                  Resolutions Adopted by the Pricing Committee
                           of the Board of Directors

                               On ________, 1998

                  Relating to $175,000,000 Principal Amount of
                    9 7/8% Senior Subordinated Notes due 2007


     The undersigned, the Secretary of Koppers Industries, Inc. a Pennsylvania corporation (the "Company"), hereby certifies that the resolutions set forth below have been duly adopted by a duly authorized Pricing Committee of the Board of Directors of the Company, pursuant to the authority of the Board of Directors of the Company, and that such resolutions are in force and effect and have not been modified as of the date of this certificate.

     WHEREAS, pursuant to resolutions adopted by the Pricing Committee on November 19, 1997, the Company issued $175,000,000 principal amount of 9 7/8% Senior Subordinated Notes due 2007 (the "Old Notes") pursuant to Rule 144A of the Securities Act of 1933 (as defined below); and

     WHEREAS, in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 1, 1997, by and among the Company and SBC Warburg Dillon Read, the Company will issue up to $175,000,000 principal amount of 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") which have been registered under the Securities Act in exchange for a like principal amount of Old Notes.

     NOW, THEREFORE, it hereby is:

     RESOLVED, that the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (No. 333-43153) (the "Registration Statement") relating to the Exchange Offer (as defined in the Registration Statement) and the payment of any filing fees related thereto with respect to the Notes is hereby approved, ratified and confirmed in all respects; and

     RESOLVED FURTHER, that the form of Prospectus (the "Prospectus") relating to the Notes as attached hereto be approved, ratified and confirmed in all respects, and that the Company be, and it hereby is, authorized to use such Prospectus in connection with the Exchange Offer, in substantially such form or in such other forms as shall be approved by this Pricing Committee; and

     RESOLVED FURTHER, pursuant to the Indenture, dated as of December 1, 1997 (the "Indenture", capitalized terms used herein but not otherwise defined shall have the meanings provided in the Indenture) between the Company and PNC Bank, National Association, as trustee (the "Trustee"), that the Company shall promptly following the Expiration Date (as defined in the Prospectus) issue up to an aggregate of $175,000,000 of Securities constituting the Notes
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under the Indenture in exchange for a like principal amount of Old Notes properly tendered, and, pursuant to Article Two of the Indenture, it is hereby determined that the Securities so issued shall have the following terms:

     (a) The title of the Notes shall be 9 7/8% Senior Subordinated Notes Due 2007;

     (b) The aggregate principal amount of the Notes which shall be authenticated and delivered under the Indenture at this time shall be $175,000,000;

     (c) The Notes shall mature and the unpaid principal thereon shall be payable on December 1, 2007;

     (d) the rate per annum at which interest shall be payable on the Notes is hereby fixed at 9 7/8%, interest on the Notes shall accrue beginning December 1, 1997 or from the most recent date to which interest has been paid on the Old Notes, interest shall be payable on the Notes on June 1 and December 1 of each year beginning December 1, 1997 and the Regular Record Date for the payment of such interest shall be the May 15 or December 15 immediately preceding each such June 1 or December 1, as the case may be, and otherwise as provided in the Indenture;

     (e) Principal, premium, if any, and interest on the Notes shall be payable in accordance with the requirements of the Depository (as defined below) with respect to any global note representing the Notes, and otherwise at the offices of the Paying Agent maintained for such purpose or as provided in the Indenture;

     (f) The Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be issued in fully registered book-entry form in minimum denominations of $1,000.
A global note representing the Notes will be registered in the name of a nominee of The Depository Trust Company (the "Depository") which will act as depository. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants.

     (g) Upon the terms and subject to the conditions set forth in the Prospectus and in the accompanying Letter of Transmittal, the Company will issue Notes in exchange for Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn; and

     RESOLVED FURTHER, that the form, terms and provisions relating to the Notes be established pursuant to Article Two of the Indenture, and the form of Note attached hereto as Exhibit A be established pursuant to Section 2.01 of the Indenture completed in accordance with the resolutions herein set forth and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereto, be, and they hereby are, approved; and

     RESOLVED FURTHER, that the form of Letter of Representations as issued by the Company and the Trustee to The Depository Trust Company to effectuate the issuance of the Notes, substantially in the form attached hereto and registered in the name of a nominee of
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Depository (the "Book-Entry System") be, and it hereby is, approved, ratified, and confirmed in all respects; and

     RESOLVED FURTHER, that PNC Bank, National Association, be and it hereby is, designated and appointed Paying Agent with respect to the Notes at its Corporate Trust Office in the Borough of Manhattan, The City of New York pursuant to
Section 1.023 of the Indenture; and

     RESOLVED FURTHER, that the Chief Executive Officer or any Vice President of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver under the corporate seal attested to by the Treasurer or Secretary of this Company or one of its Assistant Treasurers or Assistant Secretaries the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and

     RESOLVED FURTHER, that the Chief Executive Officer or any Vice President of the Company be, and each of them hereby is, authorized, on behalf of the Company and in its name, to sign as required and cause to be filed with the Securities and Exchange Commission any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement, any prospectus supplements, including without limitation a prospectus supplement describing the terms and provisions of the Notes and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and

     RESOLVED FURTHER, that each of the officers and members of this Pricing Committee of the Company referred to above, and other appropriate officers of the Company, are authorized and directed to execute and deliver such further documents, agreements and certificates on behalf of this corporation, and to take such further actions on behalf of this corporation, as any such officer or member of this Pricing Committee shall deem appropriate or advisable in order to implement the issuance and sale of the Notes as contemplated by these resolutions, each of which shall be the valid and binding act and obligation of this corporation.

     IN WITNESS WHEREOF, the Company has caused this certificate to be executed on its behalf by Randall D. Collins, its Secretary, and has caused the seal of the Company to be affixed hereto.

_____________, 1998          KOPPERS INDUSTRIES, INC.


                             By: _______________________________________
                                 Randall D. Collins
                                 Vice President and Corporate Secretary